Exhibit 14.6

Consent of Sundance Ventures

Exhibit To

Form 20-F

March 17, 2005

Silver Standard Resources Inc.

Suite 1180, 999 West Hastings Street

Vancouver, BC

Canada V6C 2W2

Dear Sirs:

Re:	Reports on the Challocollo Project, Chile and San Marcial Project, Mexico.

Sundance Ventures:

•

has reviewed the summary of the estimate of resources at the Challocollo Project in Chile and San Marcial Project in Mexico included in the Form 20-F for the year ended December 31, 2004 of Silver Standard Resources Inc. (“Silver Standard”);

•	confirms that each summary of an estimate of resources concurs with the estimate contained in our reports prepared for the Challocollo Project in Chile and San Marcial Project in Mexico;
•	consents to being referenced in the Form 20-F for the year ended December 31, 2004 of Silver Standard; and
•	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2004 of Silver Standard.

Yours Sincerely,

Sundance Ventures

/s/ C. S. Wallis

C.S. Wallis P. Geo.